Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Proxy Statement/Prospectus.

Introduction

The following unaudited pro forma condensed combined balance sheet as of June 30, 2022 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 presents the historical financial statements of CF VI and Rumble, adjusted to reflect the Business Combination, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 presents the historical financial statements of CF VI, Rumble and Locals adjusted to reflect the Business Combination and Rumble’s acquisition of Locals completed on October 25, 2021. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheet of CF VI and the historical balance sheet of Rumble, on a pro forma basis as if the Business Combination, summarized below, had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 combine the historical statements of operations of CF VI and the historical statements of operations of Rumble for such periods, and the historical statement of operations for Locals from January 1, 2021 through October 25, 2021, on a pro forma basis as if the Business Combination and Locals Acquisition, summarized below, had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited condensed consolidated financial statements of CF VI as of and for the six months ended June 30, 2022 and the related notes included elsewhere in this proxy statement/prospectus;

●	the historical audited consolidated financial statements of CF VI as of and for the year ended December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus;

●	the historical unaudited condensed consolidated financial statements of Rumble as of and for the six months ended June 30, 2022 and the related notes included elsewhere in this proxy statement/prospectus;

●	the historical audited consolidated financial statements of Rumble as of and for the year ended December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus;

●	the discussion of the financial condition and results of operations of CF VI and Rumble in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CF. VI” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rumble,” respectively; and

●	other information relating to CF VI and Rumble contained in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination Proposal‒The Business Combination Agreement.”

Description of the Transaction

CF VI and Rumble entered into the Business Combination Agreement dated December 1, 2021. On September 15, 2022, the Business Combination Agreement was approved and adopted by CF VI Stockholders and the transactions under the Business Combination Agreement were consummated on September 16, 2022, resulting in Rumble becoming a wholly owned subsidiary of CF VI. In the consummation of the Business Combination, CF VI was renamed “Rumble, Inc.” and is referred to as the “Combined Entity” as of the time following such change of name. Under the terms of the Business Combination Agreement, upon the closing of the Business Combination, among other things:

●	for each Rumble Share held by the Electing Shareholders, such Electing Shareholder received a number of ExchangeCo Shares equal to the Rumble Exchange Ratio, and such Electing Shareholders concurrently subscribed for nominal value for a corresponding number of shares of Class C Common Stock; and

●	for each Rumble Share held by the Non-Electing Shareholders, such Non-Electing Shareholder received a number of shares of Class A Common Stock equal to the Rumble Exchange Ratio.

In addition, under the Business Combination Agreement and the Plan of Arrangement:

●	all outstanding options to purchase Rumble Shares were exchanged for the Exchanged Rumble Options; and

●	the outstanding warrant to purchase Rumble Shares was exchanged for a number of shares of Class A Common Stock equal to the product (rounded down to the nearest whole number) of the number of shares of Rumble capital stock subject to the warrant and the Rumble Exchange Ratio.

In addition, for an aggregate purchase price of $1.0 million, upon the Closing and pursuant to a subscription agreement entered into between Mr. Pavlovski and CF VI, the Combined Entity issued and sold to Mr. Pavlovski a fixed number of shares of Class D Common Stock having 11.2663 “super-voting” rights per share, such that, after taking into account the shares of Class A Common Stock and Class C Common Stock issued to Mr. Pavlovski at Closing, upon Closing, Mr. Pavlovski has 85% of the voting power of the Combined Entity on a fully-diluted basis. Such shares of Class D Common Stock to be issued to Mr. Pavlovski will be the only issued and outstanding shares of Class D Common Stock.

For more, see “The Business Combination Proposal” in the Proxy Statement/Prospectus.

On October 25, 2021, Rumble and Locals entered into an Agreement and Plan of Merger, which closed concurrently with execution and pursuant to which each share of Locals Common Stock and Preferred Stock issued and outstanding immediately prior to the effective time was cancelled, extinguished and converted automatically into the right to receive a number of Rumble Class A Common Shares and Rumble Class B Common Shares. In addition, each Locals option outstanding prior to the effective time was cancelled and substituted for Rumble options to purchase a number of Rumble Class B Common Shares.

The following summarizes the pro forma number of shares of Class A Common Stock outstanding following the consummation of the Business Combination and the PIPE Investment:

	Shares	%
CF VI Public Stockholders	29,969,311	10.7%
Sponsor Related Parties and Other Holders of Founder Shares(1)(2)	12,801,500	4.6%
Rumble Shareholders(3)(4)(5)	230,785,666	82.7%
PIPE Investors(6)	5,573,500	2.0%
Closing Shares	279,129,977	100.0%

(1)	Sponsor Related Parties consist of the Sponsor and officers and employees of Cantor and its affiliates (and family members of such persons), and Other Holders of Founder Shares consist of two of the independent directors of CF VI. Includes 1,159,000 PIPE Shares being issued and sold to the Sponsor, 1,567,500 PIPE Shares being issued and sold to officers and employees of Cantor and its affiliates (and family members of such persons), and the Founder Shares held by the two CF VI independent directors that own Founder Shares.

(2)	Includes 1,963,750 shares of Class A Common Stock held by the Sponsor that will be subject to forfeiture and cancellation based on the earnout in the Sponsor Support Agreement. Until these shares of Class A Common Stock held by the Sponsor are cancelled, Sponsor will have full ownership rights including the right to vote and receive dividends and distributions.

(3)	Includes a one-time grant of 1,100,000 restricted shares of Class A Common Stock, or restricted stock awards, that will be issued to Chris Pavlovski upon the closing of the Business Combination, which will vest in substantially equal annual installments for three years following the closing of the Business Combination, subject to Mr. Pavlovski’s continued employment through each vesting date. During the period of vesting of the restricted stock awards, Mr. Pavlovski will have all the rights of a stockholder as to the restricted shares of Class A Common Stock, including the right to vote such shares. Effective closing of the Business Combination, these restricted shares were exchanged to restricted share units with similar vesting conditions. As such, the table excludes these restricted share units, as these are not deemed vested and issued as of the date of the closing of the Business Combination.
(4)	Includes 76,412,604 Forfeiture Escrow Shares held by the former Rumble Shareholders that will, upon achievement of certain earnout milestones, be earned by such shareholders. Until these Forfeiture Escrow Shares are forfeited, the holders are deemed to be beneficial owner of these shares with the right to vote and receive any dividends, distributions and other earnings.
(5)	Excludes any shares issuable upon the exercise of any Exchanged Rumble Options.
(6)	Excludes 1,159,000 PIPE Shares being issued and sold to the Sponsor and 1,567,500 PIPE Shares being issued and sold to officers and employees of Cantor and its affiliates (and family members of such persons), which such shares are reflected in the “Sponsor Related Parties and Other Holders of Founder Shares” row above.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in conformity with GAAP. Under this method of accounting, CF VI will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Rumble Shares expecting to comprise a majority of the voting power of the Combined Entity, Rumble’s operations prior to the acquisition comprising the only ongoing operations of the Combined Entity, and Rumble’s senior management comprising a majority of the senior management of the Combined Entity. Following the Business Combination, the Combined Entity will be governed by the Combined Entity Board consisting of six members, all of which will be designated by Rumble prior to the closing of the Business Combination (three of which must be independent directors). Under this method of accounting, the ongoing financial statements of the Combined Entity will reflect the net assets of Rumble and CF VI at historical cost, with no goodwill or other intangible assets recognized.

CF VI and Rumble are currently evaluating the accounting treatment related to the CF VI Warrants upon the close of the Business Combination. Therefore, for purposes of the unaudited pro forma condensed combined financial information, all CF VI Warrants have continued to be classified as derivative liability instruments. However, the evaluation and finalization of accounting conclusions regarding the classification are ongoing and subject to change.

The Locals Acquisition is treated as a business combination for accounting purposes and is accounted for using the acquisition method of accounting. Rumble recorded the fair value of assets acquired and liabilities assumed from Locals in its historical balance sheet as of December 31, 2021.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information contained herein reflects that CF VI Stockholders approved the Business Combination. Certain CF VI Stockholders elected to redeem their shares of Class A Common Stock for cash even if they approve the Business Combination. As a result, the unaudited pro forma condensed combined financial statements presents actual redemptions by CF VI Stockholders of 30,689 shares of CF VI Class A Common Stock for an aggregate payment of $307,197 (based on the per share redemption price of $10.01 per share) from the Trust Account. As such, net cash received from the Trust Account is approximately $300,039,065. This net cash amount is calculated as the difference of the total amount in the Trust Account as of June 30, 2022, of $300,346,262, minus the redemption amount of $307,197.

Rumble is considered the accounting acquirer, as further discussed in Note 1 of the Notes to the Unaudited Pro Forma Combined Financial Information.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2022

			Actual Redemption
	CF Acquisition Corp. VI. (Historical)	Rumble Inc. (Historical)	Transaction Accounting Adjustments (Assuming Intermediate Redemptions)	Notes	Pro Forma Combined (Assuming Intermediate Redemptions)
Assets
Current assets
Cash and cash equivalents	$214,662	$33,529,574	$300,039,065	(O)	$366,626,824
			85,000,000	(B)
			15,000,000	(C)
			1,000,000	(D)
			16,876	(E)
			(11,000,000)	(F)
			(2,173,353)	(G)
			(55,000,000)	(H)
Accounts receivable, net	—	2,112,711	—		2,112,711
Prepaid expenses	335,347	3,707,345	—		4,042,692
Total current assets	550,009	39,349,630	332,882,588		372,782,227
Cash equivalents held in Trust Account	300,346,262	—	(300,346,262)	(O)	-
Investment in joint venture	—	-	—		-
Capital assets	—	5,019,565	—		5,019,565
Right-of-use asset	—	1,635,635	—		1,635,635
Intangible assets	—	3,057,196	—		3,057,196
Goodwill	—	662,899	—		662,899
Total assets	300,896,271	49,724,925	32,536,326		383,157,522
Liabilities and Stockholders’ Equity (Deficit):
Current liabilities
Accounts payable and accrued liabilities	$1,834,004	$8,840,308	$—		$10,674,312
Payable to related party	189,662				189,662
Sponsor loan - promissory notes	2,173,353	—	(2,173,353)	(G)	-
Franchise tax payable	33,258	—	—		33,258
Deferred revenue	—	342,166	—		342,166
Lease liabilities	—	587,969	—		587,969
Income taxes payable	—	934	—		934
Total current liabilities	4,230,277	9,771,377	(2,173,353)		11,828,301
Warrant liability	10,668,250	—	322,500	(S)	10,990,750
Forward purchase securities liability	4,154,577	—	(4,154,577)	(S)	-
Lease liabilities, long-term	—	1,113,918	—		1,113,918
Other liabilities	—	250,000	—		250,000
Total liabilities	19,053,104	11,135,295	(6,005,430)		24,182,969
Commitments and Contingencies
Class A common stock subject to possible redemption, 30,000,000 shares at redemption value of $10.00 per share as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	300,000,000	—	(307,197)	(P)	-
			(299,692,803)	(P)
Preference shares, $0.001 par value per share, unlimited authorized; 606,360 shares issued and outstanding as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	—	16,789,203	(16,789,203)	(J)	-
Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	—	—	—		-
Class A common stock, $0.0001 par value; 160,000,000 shares authorized; 700,000 issued and outstanding (excluding 30,000,000 shares subject to possible redemption) as of June 30, 2022 (279,129,977 shares issued and outstanding, pro forma combined)	70	—	850	(B)	11,167
			188	(C)
			4,897	(J)
			1,415	(K)
			2,997	(P)
			750	(L)
Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 7,500,000 shares issued and outstanding as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	750	—	(750)	(L)	-
Class C common stock, $0.0001 par value; 0 shares authorized; 0 shares issued and outstanding as of June 30, 2022 (167,662,214 shares issued and outstanding, pro forma combined)	—	—	16,876	(E)	16,766
			(110)	(F)
Class D common stock, $0.0001 par value; 0 shares authorized; 0 shares issued and outstanding as of June 30, 2022 (105,782,403 shares issued and outstanding, pro forma combined)	—	—	10,643	(D)	10,578
Class A and Class B common shares, unlimited shares authorized; 8,254,910 (Class A – 8,119,690; Class B – 135,220) issued and outstanding as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	—	43,353,370	(43,353,370)	(J)	-
Additional paid-in capital	175,610	4,426,638	84,999,150	(B)	438,467,910
			14,999,812	(C)
			989,357	(D)
			(10,999,890)	(F)
			(2,600,000)	(H)
			299,689,806	(P)
			60,137,672	(J)
			1,150,863	(K)
			(18,333,263)	(N)
			3,832,077	(S)
Accumulated deficit	(18,333,263)	(25,979,581)	(52,400,000)	(H)	(79,531,868)
			(1,152,287)	(K)
			18,333,263	(N)
Total Stockholders’ Equity (Deficit)	(18,156,833)	21,800,427	355,330,959		358,974,553
Total Liabilities and Stockholders’ Equity (Deficit)	300,896,271	49,724,925	32,536,326		383,157,522

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED
June 30, 2022

			Actual Redemption
	CF Acquisition Corp. VI. (Historical)	Rumble Inc. (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)	Notes	Pro Forma Combined (Assuming No Redemptions)
Revenue	$—	$8,444,077	$—		$8,444,077
Cost of revenues	—	7,181,584	—		7,181,584
Gross profit	—	1,262,493	—		1,262,493
Operating expenses
General and administrative	1,096,336	3,031,620	1,833,334	(Z)	5,961,290
Administrative expenses - related party	60,000	—	—		60,000
Franchise tax expense	103,000	—	—		103,000
Research and development	—	1,983,899	—		1,983,899
Sales and marketing	—	3,079,330	—		3,079,330
Finance costs	—	1,341,056	—		1,341,056
Foreign exchange loss	—	24,567	—		24,567
Depreciation of capital assets	—	78,552	—		78,552
Depreciation of right-of-use assets	—	232,327	—		232,327
Amortization of intangible assets	—	57,096	—		57,096
Stock based compensation	—	33,972	—		33,972
Total operating expenses	1,259,336	9,862,419	1,833,334		12,955,089
Loss from operations	(1,259,336)	(8,599,926)	(1,833,334)		(11,692,596)
Interest income on investments held in Trust Account	348,811	—	(348,811)	(U)	-
Changes in fair value of warrant liability	9,285,982	—	(453,713)	(V)	8,832,270
Changes in fair value of forward purchase securities liability	298,391	—	(298,391)	(W)	-
Interest income, net	—	21,451	—		21,451
Share of profit of a joint venture	—	-	—		-
Loss before income tax expense	8,673,848	(8,578,475)	(2,934,249)		(2,838,876)
Income tax expense	(9,653)	(22,399)	—		(32,052)
Net loss	8,664,195	(8,600,874)	(2,934,249)		(2,870,928)

Weighted average number of shares of common stock outstanding:
Class A - Public shares	30,000,000				—
Class A - Private placement	700,000				—
Class A - Common stock	—				201,120,291
Class B - Common stock	7,500,000				—
Basic and diluted net loss per share:
Class A - Public shares	$0.23				$—
Class A - Private placement	$0.23				$—
Class A - Common stock	$—			(AA)	$(0.01)
Class B - Common stock	$0.23				$—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
December 31, 2021

							Actual Redemptions
	Rumble Inc. (Historical)	Locals Technology Inc. (Historical)	Transaction Accounting Adjustments (Acquisition of Locals Technology Inc.)	Notes	Pro Forma Financial Information (Adjusted for Acquisition of Locals Technology Inc.	CF Acquisition Corp. VI. (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)	Notes	Pro Forma Combined (Assuming No Redemptions)
Revenue	$9,466,363	$586,911	$—		$10,053,274	$—	$—		$10,053,274
Expenses
Cost of revenues, exclusive of depreciation and amortization	7,198,859	289,635	—		7,488,494	—	—		7,488,494
General and administrative	3,036,157	343,742	—		3,379,899	2,756,496	1,152,287	(T)	63,355,349
							52,400,000	(X)
							3,666,667	(Z)
Administrative expenses – related party	—	—	—		—	102,143	—		102,143
Franchise tax expense	—	—	—		—	201,515	—		201,515
Research and development	1,622,264	492,896	—		2,115,160	—	—		2,115,160
Sales and marketing	3,524,615	328,441	—		3,853,056	—	—		3,853,056
Foreign exchange loss	7,166	—	—		7,166	—	—		7,166
Depreciation of capital assets	57,402	23,731	—		81,133	—	—		81,133
Depreciation of right-of-use assets	95,322	—	—		95,322	—	—		95,322
Amortization of intangible assets	97,013	—	345,680	(Y)	442,693	—	—		442,693
Stock based compensation	1,414,479	66,281	—		1,480,760	—	—		1,480,760
Total expenses	17,053,277	1,544,726	345,680		18,943,683	3,060,154	57,218,954		79,222,791
Loss from operations	(7,586,914)	(957,815)	(345,680)		(8,890,409)	(3,060,154)	(57,218,954)		(69,169,517)
Interest income on investments held in Trust Account	—	—	—		—	23,016	(23,016)	(U)	—
Changes in fair value of warrant liability	—	—	—		—	(10,418,045)	(509,025)	(V)	(10,927,070)
Changes in fair value of forward purchase securities liability	—	—	—		—	(4,452,968)	4,452,968	(W)	—
Interest income, net	16,443	1,229	—		17,672	—	—		17,672
Other income (expense), net	168,840	(86,236)	—		82,604	—	—		82,604
Finance costs	(2,925,499)	—	—		(2,925,499)	—	—		(2,925,499)
Change in fair value of option	(3,214,286)	—	—		(3,214,286)	—	—		(3,214,286)
Loss before income tax expense	(13,541,416)	(1,042,822)	(345,680)		(14,929,918)	(17,908,151)	(53,298,027)		(86,136,096)
Income tax expense	(575)	(745)	—		(1,320)	—	—		(1,320)
Deferred tax recovery	128,459	—	—		128,459	—	—		128,459
Net loss	(13,413,532)	(1,043,567)	(345,680)		(14,802,779)	(17,908,151)	(53,298,027)		(86,008,957)

Weighted average number of shares of common stock outstanding:
Class A – Public shares						25,643,836			—
Class A – Private placement						598,356			—
Class A – Common stock						—			187,877,763
Class B – Common stock						7,500,000			—
Basic and diluted net loss per share:
Class A – Public shares						$(0.53)			$—
Class A – Private placement						$(0.53)			$—
Class A – Common stock						$—		(AA)	$(0.43)
Class B – Common stock						$(0.53)			$—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments (discussed within the notes below) which reflect the application of the accounting required by GAAP. The Transaction Accounting Adjustments for the Business Combination consist of those necessary to account for the Business Combination. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination, the PIPE Investments, the Forward Purchase Contract and certain other adjustments.

The Business Combination will be accounted for as a reverse recapitalization because Rumble has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration the actual redemptions by the CF VI Stockholders:

●	The pre-combination equity holders of Rumble will hold the majority of, among others, voting rights in the Combined Entity;

●	The pre-combination equity holders of Rumble will collectively hold voting power giving them the right to appoint the majority of the directors on the Combined Entity Board;

●	Senior management of Rumble will comprise the senior management of the Combined Entity;

●	Operations of Rumble will comprise the ongoing operations of the Combined Entity; and

●	Rumble is significantly larger than CF VI in terms of revenue, total assets (excluding cash) and employees.

Under the reverse recapitalization model, the Business Combination will be treated as Rumble issuing equity for the net assets of CF VI, with no goodwill or intangible assets recorded.

Note 2 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

(A)	[Intentionally omitted]

(B)	Represents the gross proceeds from the issuance in the PIPE Investment to certain investors of 8,500,000 shares of Class A Common Stock at a price of $10.00 per share. Accordingly, cash and cash equivalents increased by $85,000,000 with a corresponding increase in Class A Common Stock of $850 and $84,999,150 to additional paid-in capital. Transaction costs incurred to the PIPE Investment are discussed in tickmark (H) below. As of the closing of the transactions contemplated by the Business Combination Agreement, $83,000,000 was funded, with $2,000,000 remaining to be funded.

(C)	Represents the issuance in the Forward Purchase Contract to the Sponsor of 1,875,000 shares of Class A Common Stock at a blended price of $8.00 per share. Accordingly, cash and cash equivalents increased by $15,000,000 with a corresponding increase in Class A Common Stock of $188 and $14,999,812 to additional paid-in capital. In conjunction with the Forward Purchase Contract, CF VI will issue 375,000 Warrants to purchase Class A Common Stock, which are included within warrant liability as discussed in tickmark (S) below.

(D)	Represents gross proceeds from the issuance in the Key Individual Subscription Agreement for 105,782,403 shares of Class D Common Stock. Accordingly, cash and cash equivalents increased by $1,000,000 with a corresponding increase in Class D Common Stock of $10,578 and $989,422 to additional paid-in capital.

(E)	Represents the subscription of Class C Common Stock by Rumble Electing Shareholders as discussed in tickmark (J) below. Accordingly, cash and cash equivalents increased by $16,876 with a corresponding increase in Class C Common Stock of $16,876.

(F)	Represents the repurchase of 1,100,000 ExchangeCo Exchangeable Shares and concurrent repurchase of 1,100,000 shares of Class C Common Stock at $10.00 per share for a total repurchase price of $11,000,000. Accordingly, cash and cash equivalents decreased by $11,000,000 with corresponding decreases in Class C Common Stock of $110 and additional paid-in capital of $10,999,890.

(G)	Represents the repayment of the outstanding $2,173,353 balance on the Sponsor loan — promissory notes.

(H)	Represents the payment of $55,000,000 of estimated transaction costs at Closing in connection with the Business Combination. Of the total, $50,000,000 relates to advisory, legal and other fees, $2,600,000 relates to PIPE placement agent fees, and $2,400,000 relates to D&O insurance. Of these expenses, $2,600,000 are expected to be recorded within additional paid-in capital and the remaining $52,400,000 will be included within accumulated deficit and within net loss for the year ended December 31, 2021, as noted in pro forma adjustment tickmark (X).

Of the total estimated transaction costs, $10,500,000 business combination marketing fee, $15,000,000 advisory fee and $1,700,000 PIPE placement agent fees are payable to CF&Co., an affiliate of CF VI and the Sponsor.

(I)	[Intentionally omitted]

(J)	Represents the exchange of equity interests in Rumble, including all issued and outstanding Rumble Preference Shares, the Rumble Class A Common Shares and the Rumble Class B Common Shares by Electing and Non-Electing Shareholders. Each Rumble Preference Share that is issued and outstanding is automatically exchanged into one newly issued Rumble Class A Common Share. The Electing Shareholders exchange their respective Rumble Class A Shares for 24.7214 ExchangeCo Exchangeable Shares and pursuant to a separate subscription, subscribe for a corresponding number of shares of Class C Common Stock, as discussed in tickmark (E) above. The Non-Electing Shareholders exchange their respective Rumble Class A Common Shares for 24.571 shares of Class A Common Stock. Based on actual redemptions, Class A Common Stock increased by $4,897, Rumble Preference Shares and Rumble Class A Common Shares and Rumble Class B Common Shares decreased by $16,789,203 and $43,353,370 respectively, and additional paid-in capital increased by $60,137,676.

(K)	Represents the exchange of a performance-based Rumble Warrant for Class A Common Stock, which had a fair value of $1,152,287 on issuance date. Accordingly, Class A Common Stock increased by $1,415 with corresponding increases in additional paid-in capital of $1,150,872, and accumulated deficit increased $1,152,287.

(L)	Represents the conversion of existing CF VI Class B Common Stock into Class A Common Stock resulting in a $750 increase to Class A Common Stock and corresponding decrease to CF VI Class B Common Stock.

(M)	[Intentionally omitted]

(N)	Represents the elimination of CF VI’s historical accumulated deficit of $18,333,263.

(O)	Represents the release of the restricted cash and cash equivalents held in the Trust Account upon consummation of the Business Combination at Closing. After taking into account the actual redemptions by the CF VI Stockholders of 30,689 common shares of CF VI Class A Common Stock, cash and cash equivalents increased by $300,346,262 with a corresponding decrease to cash and cash equivalents held in Trust Account. Further, redeemable Class A Common Stock decreased by $307,197 as discussed in tickmark (P) below. Please refer to “Basis of Pro Forma Presentation” above for calculations including actual redemptions.

(P)	Represents the actual redemptions of 30,689 redeemable Class A Common Stock resulting in the reduction of Class A Common Stock and cash each by $307,197 (as described above in the “Basis for Pro Forma Presentation”) and $299,692,803 to reclassify the remaining balance to permanent equity, with an increase of $2,997 to Class A Common Stock and an increase of $299,689,806 to additional paid-in capital. As noted in the “Unaudited Condensed Combined Pro Forma Balance Sheet” above, $299,692,803 reclassified to permanent equity represents the difference between the June 30, 2022 balance of Class A Common Stock subject to possible redemption of $300,000,000 and the actual exercised redemption amount of $307,197 (as described in the “Basis for Pro Forma Presentation”).

(Q)	[Intentionally omitted]

(R)	[Intentionally omitted]

(S)	Represents the reclassification of the Forward Purchase Contract liability to equity and warrant liability. CF VI entered into Forward Purchase Contract with the Sponsor at the time of the IPO that provided (i) shares of Class A Common Stock at a price of $10.00 per share for 1,500,000 shares and 375,000 shares of Class A Common Stock (for no additional consideration) and (ii) 375,000 CF VI Warrants to purchase Class A Common Stock under similar terms as the CF VI Private Warrants. In conjunction with the consummation of the Business Combination, the Sponsor will receive shares of Class A Common Stock and Warrants. The proceeds from the Forward Purchase Contract are recorded in tickmark (C). The liability for the Forward Purchase Contract of $4,154,577 will be reclassified with corresponding increase in warrant liability of $322,500 and corresponding increase of $3,832,077 to additional paid-in capital.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022 and Year Ended December, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 are as follows:

(T)	Represents the exchange of performance-based Rumble Warrant with fair value of $1,152,287 on issuance date.

(U)	Represents the elimination of investment income on the Trust Account.

(V)	Represents the mark-to-market activity on the warrant liability associated with the Forward Purchase Contract for the six months ended June 30, 2022 and year ended December 31, 2021. Upon the consummation of the Business Combination, the Sponsor will purchase the CF VI Warrants pursuant to the Forward Purchase Contract as described in tickmark (S) above. Accordingly, the change in fair value of the warrant liability increased $453,713 for the six months ended June 30, 2022 and increased $509,025 for the year ended December 31, 2021.

(W)	Represents the mark-to-market activity on the Forward Purchase Contract liability for the six months ended June 30, 2022 and year ended December 31, 2021. Upon the consummation of the Business Combination, the Forward Purchase Contract liability will be reclassified to equity and warrant liability as described in tickmark (S) above. Accordingly, the change in the fair value of forward purchase securities liability related to the Forward Purchase Contract will decrease by $298,391 for the six months ended June 30, 2022 and decrease by $4,452,968 for the year ended December 31, 2021.

(X)	Represents expenses incurred in conjunction with the Business Combination.

(Y)	The table below indicates the fair value and related amortization expense of each of the identifiable intangible assets acquired in the Locals Acquisition:

			Pro Forma Amortization Expense
	Asset Fair Value	Useful Life (Years)	For the Period January 1 to October 25, 2021
Brand	1,284,000	10	104,831
Technology	1,475,000	5	240,849
Total	2,759,000		345,680

The fair values reflected above were determined in accordance with ASC 820, Fair Value Measurements. Brand fair value was determined using an income approach under a relief-from-royalty method and the projected cash savings over an estimated period of time that would otherwise be required to license this asset. Technology fair value was determined using a replacement cost approach with an estimate developed from the direct costs associated with reproducing the technology.

(Z)	Represents the increase in stock-based compensation expense incurred following the closing of the Business Combination in conjunction with the one-time grant of 1,100,000 restricted share units issued to Chris Pavlovski upon the closing of the Business Combination that will vest in substantially equal annual installments for three years following the closing of the Business Combination, subject to Mr. Pavlovski’s continued employment through each vesting date.

(AA)	Represents the net loss per share calculated using the weighted average shares outstanding and the issuance of additional shares of Class A Common Stock in connection with the Business Combination, assuming that the shares were outstanding since January 1, 2021. As Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for net loss per share assumes that the shares issuable related to the Business Combination have been outstanding for the entire period presented.

The combined financial information has been prepared by taking into account the actual redemptions by CF VI Stockholders. As Rumble was in a net loss under each scenario presented, giving effect to unvested share-based compensation or outstanding warrants was not considered in the calculation of diluted net loss per share, since the inclusion of such unvested share-based compensation and warrants would be anti-dilutive.

Six Months Ended June 30, 2022
Pro forma net loss	$(2,870,928)
Weighted average common stock outstanding, basic and diluted	201,120,291
Net loss per share of common stock, basic and diluted	(0.01)
CF VI Public Stockholders	29,969,311
Sponsor Related Parties and Other Holders of Founder Shares(1)	10,837,750
Rumble Shareholders(2)(3)	154,739,730
PIPE Investors	5,573,500
201,120,291

Year Ended December 31, 2021
Pro forma net loss	$(86,008,957)
Weighted average common stock outstanding, basic and diluted	200,753,624
Net loss per share of common stock, basic and diluted	(0.43)
CF VI Public Stockholders	29,969,311
Sponsor Related Parties and Other Holders of Founder Shares(1)	10,837,750
Rumble Shareholders(2)(3)	154,373,063
PIPE Investors	5,573,500
200,753,624

(1)	Excludes 1,963,750 shares of Class A Common Stock held by the Sponsor that will be subject to forfeiture and cancellation based on the earnout in the Sponsor Support Agreement. The Sponsor shares subject to forfeiture and cancellation based on earnout are deemed to be contingently issuable shares and excluded from the calculation of basic and diluted net loss per share in accordance with ASC 260, Earnings Per Share.
(2)	1,100,000 restricted share units issued to Chris Pavlovski upon the closing of the Business Combination, which will vest in substantially equal annual instalments for three years following the closing of the Business Combination, subject to Mr. Pavlovski’s continued employment through each vesting date. The continued employment vesting requirement is considered a contingency and any unvested restricted stock awards are excluded from the calculation of basic and diluted net loss per share until vested in accordance with ASC 260, Earnings Per Share. As such, 733,333 and 1,100,000 shares are excluded for the six months ended June 30, 2022 and year ended December 31, 2021, respectively.
(3)	Excludes 76,410,222 Forfeiture Escrow Shares held by the former Rumble Shareholders that will, upon achievement of certain earnout milestones, be earned by such shareholders. The Forfeiture Escrow Shares subject to earnout are deemed to be contingently issuable shares and excluded from the calculation of basic and diluted net loss per share in accordance with ASC 260, Earnings Per Share.